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                                                                      EXHIBIT 21

                   SUBSIDIARIES OF EDDIE BAUER HOLDINGS, INC.

                                                                   NAME UNDER WHICH SUBSIDIARY DOES
NAME OF SUBSIDIARY                        STATE OF INCORPORATION   BUSINESS
------------------                        ----------------------   --------------------------------
Eddie Bauer, Inc.                         Delaware                 Eddie Bauer, Inc.

Financial Services Acceptance             Delaware                 Financial Services Acceptance
Corporation                                                        Corporation

Spiegal Acceptance Corporation            Delaware                 Spiegel Acceptance Corporation

Eddie Bauer of Canada, Inc.*              Canada                   Eddie Bauer of Canada, Inc.

Eddie Bauer Fulfillment Services, Inc.*   Delaware                 Eddie Bauer Fulfillment Services,
                                                                   Inc.

Eddie Bauer Customer Services Inc.*       Ontario, Canada          Eddie Bauer Customer Services Inc.

Eddie Bauer Diversified Sales, LLC*       Delaware                 Eddie Bauer Diversified Sales, LLC

Eddie Bauer Services, LLC*                Ohio                     Eddie Bauer Services, LLC

Eddie Bauer International Development,    Delaware                 Eddie Bauer International
LLC*                                                               Development, LLC

Eddie Bauer Information Technology LLC*   Delaware                 Eddie Bauer Information Technology
                                                                   LLC

*    Indicates subsidiaries of Eddie Bauer, Inc.